JNL Series Trust 485BPOS

 Ex. 99.28(h)(19)(i)

FUND OF FUNDS INVESTMENT AGREEMENT

This Fund of Funds Investment Agreement, dated as of February 28, 2025 (the “Agreement”), is made among JNL Series Trust (the “Investing Company”), on behalf of each of its series listed on Schedule A, severally and not jointly (each, an “Acquiring Fund”), and the J.P. Morgan Exchange-Traded Fund Trust (the “Trust”), on behalf of each series of the Trust listed on Schedule A, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, and Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter (the “Distributor”) or registered brokers or dealers (“Brokers”) may knowingly sell shares of such registered investment company to other investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule;

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule, and an Acquired Fund, Distributor, or Broker may, from time to time, knowingly sell shares of one or more Acquired Funds to an Acquiring Fund in excess of the limitations of Section 12(d)(1)(B) in reliance on the Rule; and

NOW THEREFORE, in accordance with the Rule, the Investing Company, on behalf of the Acquiring Funds, and the Trust, on behalf of the Acquired Funds, desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.

1.	Terms of Investment

(a)	In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser or sub-adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i) In-kind redemptions. Each Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the relevant Acquired Fund’s then-current registration statement, as amended and/or supplemented from time to time, and Rule 6c-11 under the 1940 Act, the Acquired Fund may honor any redemption request from an Authorized Participant (as defined in Rule 6c-11 under the 1940 Act) acting as an intermediary to execute the Acquiring Fund’s transaction partially or wholly in-kind.

(ii) Timing/advance notice of redemptions. Only upon the request of the relevant Acquired Fund, the Acquiring Fund will use reasonable efforts to spread orders given to an Authorized Participant that reasonably are expected to result in that Authorized Participant redeeming shares from the Acquired Fund (greater than 3% of the Acquired Fund’s total outstanding shares) over multiple days or to provide advance notification of such orders to the Acquired Fund whenever practicable and only if consistent with the Acquiring Fund’s and its shareholders’ best interests. Each Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to sell the Acquired Fund shares and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

(iii) Scale of investment. Upon a reasonable request by an Acquired Fund, the relevant Acquiring Fund will provide summary information regarding the anticipated timeline of its investments in the Acquired Fund, the scale of its contemplated investments in the Acquired Fund and its current level of investments in the Acquired Fund. The Acquired Fund acknowledges and agrees that any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which an investment in the Acquired Fund is made, if any.

(b)	For the avoidance of doubt, the parties acknowledge and agree that Section 1(a) shall not apply to sales of Acquired Fund shares in secondary market transactions.

(c)	In order to assist an Acquiring Fund’s investment adviser or sub-adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide the Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund to comply with the Rule. The parties agree that, absent unusual circumstances, such information shall be limited to information contained in the relevant Acquired Fund’s then-current registration statement, as amended and/or supplemented from time to time, and shareholder reports.

(d)	Prior to the time of its investment in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A)(i) of the 1940 Act, the Acquiring Fund will notify the Acquired Fund of such investment.

2.	Representations of the Acquired Funds.

(a)	In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of shares by an Acquired Fund, Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

(b)	Each Acquired Fund agrees that any information regarding planned purchases or sales of shares of an Acquired Fund provided by an Acquiring Fund pursuant to Section 1(a) will be used solely for the purposes of this Agreement.

3.	Representations of the Acquiring Funds.

(a)	In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

(b)	No Acquiring Fund or affiliated person (as defined in the 1940 Act) of an Acquiring Fund (each, an “Acquiring Fund Affiliate”) will cause any existing or potential investment by the Acquiring Fund in an Acquired Fund to influence the terms of any services or transactions between or among the Acquiring Fund or Acquiring Fund Affiliates and the Acquired Fund or an affiliated person of an Acquired Fund.

(c)	The Investing Company, on behalf of each Acquiring Fund, acknowledges and agrees that each Acquiring Fund and its Acquiring Fund Affiliates will only be entitled to receive information about an Acquired Fund that such Acquired Fund is permitted to give any of its other shareholders.

(d)	Notwithstanding anything herein to the contrary, any Acquiring Fund that has an “affiliated person” (as defined under the 1940 Act) that is: (i) a broker-dealer, (ii) a broker-dealer or bank that borrows as part of a securities lending program, or (iii) a futures commission merchant or a swap dealer, will: (a) not make an investment in an Acquired Fund that causes such Acquiring Fund to hold 5% or more of such Acquired Fund’s total outstanding voting securities without prior approval from the Acquired Fund, and (b) notify the Acquired Fund if any investment by the Acquiring Fund that complied with (a) at the time of purchase no longer complies.

4.	Miscellaneous.

(a)	It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name is the valuable property of the party in question and/or its affiliates, and that each other party has the right to use such names pursuant to the relationship created by this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the names of the other parties (or any derivative or logo) as appropriate and to the extent that continued use is not required by applicable laws, rules and regulations.

(b)	Several Liability. In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other series of the Investing Company. In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other series of the Trust.

(c)	Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which collectively constitute only one Agreement. The signatures of all of the parties need not appear on the same counterpart. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties.

(d)	Use of Terms. Unless indicated otherwise, any term used but not defined in this Agreement shall be construed as defined in or interpreted under the Rule.

(e)	Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(f)	Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

(g)	This Agreement shall be construed in accordance with the laws of the State of New York without regard to its choice of law principles.

5.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:

Emily Bennett c/o JNL Series Trust

1 Corporate Way, Mail Code 8N41

Lansing, MI 48951

Email: emily.bennett@jackson.com

With a copy to:

JNAM Legal

c/o Jackson National Asset Management, LLC

1 Corporate Way, Mail Code 8N41

Lansing, MI 48951

Email: JNAM-Legal@jackson.com

If to the Acquired Fund:

JPMorgan Asset Management

1111 Polaris Parkway

Columbus, Ohio 43240

Attn: Contract Administration

JPMFunds.Contracts@jpmorgan.com

With a copy to:

JPMorgan Asset Management

Attn: Exchange-Traded Funds Legal

277 Park Avenue

New York, NY 10172

Email:

6.	Term and Termination; Assignment; Amendment

(a)	This Agreement shall become effective as of the date first set forth above and be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 7(b).

(b)	This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party, provided however, that the provisions of Section 4 shall survive the termination of this Agreement. Upon termination of this Agreement, an Acquiring Fund may not purchase additional shares of an Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c)	This Agreement may not be assigned by either party without the prior written consent of the other.

(d)	This Agreement may be amended only by a writing that is signed by each affected party. Notwithstanding anything contained herein to the contrary, the Trust may, in its sole discretion, amend Schedule A to add a series of the Trust.

(e)	In the case of each Acquiring Fund, a copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of an Acquiring Fund shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable Acquiring Fund.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

J.P. Morgan Exchange-Traded Fund Trust

By:	/s/ Nektarios Manolakakis

Name:	Nektarios Manolakakis

Title:	Executive Director, Head of Americas ETF Platform Management

Date:	Mar 3, 2025 | 11:35 AM PST

JNL Series Trust,
on behalf of itself and each of the Acquiring Funds listed in Schedule A

By:	/s/ Emily Bennett

Name:	Emily Bennett

Title:	Vice President & Assistant Secretary

Date:	2/28/2025

SCHEDULE A

List of Funds to Which the Agreement Applies

Acquired Funds

Ticker	Fund Name
JBND	JPMorgan Active Bond ETF
JADE	JPMorgan Active Developing Markets Equity ETF
JGRO	JPMorgan Active Growth ETF
JCHI	JPMorgan Active China ETF
JPSV	JPMorgan Active Small Cap Value ETF
JAVA	JPMorgan Active Value ETF
JEMA	JPMorgan ActiveBuilders Emerging Markets Equity ETF (fka JPM Emerging Mkts Equity Core ETF)
BBCA	JPMorgan BetaBuilders Canada ETF
BBAX	JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF
BBEM	JPMorgan BetaBuilders Emerging Markets Equity ETF
BBEU	JPMorgan BetaBuilders Europe ETF
BBIN	JPMorgan BetaBuilders International Equity ETF
BBJP	JPMorgan BetaBuilders Japan ETF
BBRE	JPMorgan BetaBuilders MSCI US REIT ETF
BBAG	JPMorgan BetaBuilders U.S. Aggregate Bond ETF
BBUS	JPMorgan BetaBuilders U.S. Equity ETF
BBMC	JPMorgan BetaBuilders U.S. Mid Cap Equity ETF
BBSC	JPMorgan BetaBuilders U.S. Small Cap Equity ETF
BBSB	JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF
BBLB	JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF
BBIB	JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF
BBHY	JPMorgan BetaBuilders USD High Yield Corporate Bond ETF
BBCB	JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF
JCTR	JPMorgan Carbon Transition U.S. Equity ETF
TEMP	JPMorgan Climate Change Solutions ETF
JCPB	JPMorgan Core Plus Bond ETF
JPEM	JPMorgan Diversified Return Emerging Markets Equity ETF
JPIN	JPMorgan Diversified Return International Equity ETF
JPUS	JPMorgan Diversified Return U.S. Equity ETF
JPME	JPMorgan Diversified Return U.S. Mid Cap Equity ETF

JPSE	JPMorgan Diversified Return U.S. Small Cap Equity ETF
JDIV	JPMorgan Dividend Leaders ETF
JPEF	JPMorgan Equity Focus ETF
JEPI	JPMorgan Equity Premium Income ETF
LCDS	JPMorgan Fundamental Data Science Large Core ETF
MCDS	JPMorgan Fundamental Data Science Mid Core ETF
SCDS	JPMorgan Fundamental Data Science Small Core ETF
JGLO	JPMorgan Global Select Equity ETF
JDOC	JPMorgan Healthcare Leaders ETF
JMHI	JPMorgan High Yield Municipal ETF
JPIE	JPMorgan Income ETF
JCPI	JPMorgan Inflation Managed Bond ETF
JPIB	JPMorgan International Bond Opportunities ETF
JIG	JPMorgan International Growth ETF
JIRE	JPMorgan International Research Enhanced Equity ETF
JIVE	JPMorgan International Value ETF
JPLD	JPMorgan Limited Duration Bond ETF
JMUB	JPMorgan Municipal ETF
JEPQ	JPMorgan Nasdaq Equity Premium Income ETF
JPRE	JPMorgan Realty Income ETF
JSCP	JPMorgan Short Duration Core Plus ETF
JMSI	JPMorgan Sustainable Income ETF
JMEE	JPMorgan Small & Mid Cap Enhanced Equity ETF
BLLD	JPMorgan Sustainable Infrastructure ETF
JTEK	JPMorgan US Tech Leaders ETF
JMOM	JPMorgan U.S. Momentum Factor ETF
JQUA	JPMorgan U.S. Quality Factor ETF
JVAL	JPMorgan U.S. Value Factor ETF
JPST	JPMorgan Ultra-Short Income ETF
JMST	JPMorgan Ultra-Short Municipal Income ETF
JPMB	JPMorgan USD Emerging Markets Sovereign Bond ETF

SCHEDULE A - Continued

List of Funds to Which the Agreement Applies

Acquiring Funds

The following series of JNL Series Trust:

JNL Moderate ETF Allocation Fund

JNL Moderate Growth ETF Allocation Fund

JNL Growth ETF Allocation Fund